UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

Nuveen AMT-Free Municipal Value Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-22253	26-4291892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 257-8787

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	NUW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Margot Kleinman has been named a portfolio manager of the Fund, effective February 27, 2026. Daniel Close and Kristen DeJong will continue to serve as portfolio managers of the Fund. Ms. Kleinman’s biography is presented below.

Margot Kleinman, is Head of Research for the municipal fixed income team at Nuveen. She leads the firm's specialized municipal credit research team, which is among the largest and most experienced in the asset class. She is a thought leader across the platform and co-authors the “Munis in Your Community” series that explores the connection between effective municipal bond investing and Americans’ lived experience. Ms. Kleinman’s group was named the No. 1 team at the 2024 Smith's All-Star Municipal Analysts Awards. Ms. Kleinman is a member of the National Federation of Municipal Analysts and the Chicago Municipal Analysts Society. She is also a sponsor of the Women in Nuveen Program. Prior to joining the firm, she was a municipal credit analyst on the higher education and not for profit ratings team at Moody’s Investors Service. Ms. Kleinman graduated with a B.A. from the University of Pennsylvania and a M.P.A. from New York University.

There will be no changes to the Fund’s investment objective or investment policies in connection with Ms. Kleinman’s addition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen AMT-Free Municipal Value Fund

Date: February 27, 2026	By:	/s/ Mark L. Winget
Mark L. Winget
Vice President and Secretary